May 2, 2008	Exhibit 5

Meruelo Maddux Properties, Inc.
761 Terminal Street
Building 1, Second Floor
Los Angeles, California  90021

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Meruelo Maddux Properties, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 relating to the registration of (i) common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”) and (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”) that may be offered and sold from time to time by the Company following the effectiveness of a Registration Statement on Form S-3, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Registration Statement”).  The Common Stock, Preferred Stock, Debt Securities and Warrants are referred to collectively herein as the “Securities.”  Securities may be issued in an unspecified principal amount (with respect to Debt Securities) or in an unspecified number (with respect to Common Stock, Preferred Stock or Warrants) pursuant to the Registration Statement, provided that the Registration Statement limits the aggregate amount of Securities that can be offered to a maximum of $300,000,000.  Common Stock or Preferred Stock may be issuable in exchange for Debt Securities or upon conversion of shares of Preferred Stock.  Common Stock, Preferred Stock or Debt Securities may be issuable upon the exercise of Warrants.  The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.  We are furnishing this opinion letter pursuant to Item 16 of Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K.

We have examined copies of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), the Company’s Bylaws and such other materials and matters as we have deemed necessary for the issuance of this opinion.  In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).  This opinion letter is given, and all statements herein are made, in the context of the foregoing.  As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

(1) when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof, on behalf of the Company (the “Debt Securities Authorizing Resolution”), (ii) the applicable indenture relating to the Debt Securities has been duly authorized, executed and delivered by the Company and by the trustee thereunder, (iii) the terms of the Debt Securities their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any law or result in any default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and (v) the Debt Securities have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Debt Securities Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Debt Securities Authorizing Resolution, then (A) the Debt Securities will constitute valid and legally binding obligations of the Company and (B) if the Debt Securities are convertible into Common Stock or Preferred Stock, the Common Stock or Preferred Stock, if and when issued upon conversion of the Debt Securities, as the case may be, will be validly issued, fully paid and nonassessable;

(2) when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Common Stock Authorizing Resolution”), and (ii) shares of Common Stock have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Common Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Common Stock Authorizing Resolution (which consideration is not less than par value), such shares of Common Stock will be validly issued, fully paid and nonassessable;

(3) when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Preferred Stock Authorizing Resolution”), and (ii) shares of Preferred Stock have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Preferred Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Preferred Stock Authorizing Resolution (which consideration is not less than par value), then (A) the Preferred Stock will be validly issued, fully paid and nonassessable and (B) if the Preferred Stock is convertible into Common Stock, the Common Stock, if and when duly issued upon the conversion of such Preferred Stock, will be validly issued, fully paid and nonassessable; and

(4) when (i) the terms of the Warrants and the applicable warrant agreement are established or authorized and the Warrants are specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Warrants Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrants are duly executed by the Company and all conditions for delivery of the Warrants established in the Warrants Authorizing Resolution have been met and (iv) the Warrants are delivered by the Company as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Warrants Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the

Warrants Authorizing Resolution, then (A) the Warrants will be binding obligations of the Company and (B) the Common Stock, Preferred Stock or Debt Securities issuable upon exercise of the Warrants, assuming receipt by the Company of the consideration payable by the holders of the Warrants upon exercise thereof as provided in the Warrants and the applicable warrant agreement, the Common Stock, Preferred Stock and Warrants, as applicable, if and when duly issued upon such exercise, will be validly issued, fully paid and nonassessable.

Our opinion set forth above is subject to the following general qualifications and assumptions:

1.
The foregoing opinion is rendered as of the date hereof.  We assume no obligation to update or supplement the opinion if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change the opinion.

2.
We have made no investigation as to, and we express no opinion concerning, any laws other than the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of such Constitution, and we do not express any opinion herein concerning any other laws.

3.
Without limiting the effect of the immediately preceding qualification, we note that we express no opinion as to compliance with the principles of conflicts of laws of the State of Delaware, or any other jurisdiction, and we express no opinion as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws and compliance with fiduciary duty requirements (without limiting other laws excluded by customary practice).

4.
We have assumed that after the issuance of the Common Stock offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Certificate, as then in effect.

5.	Our opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

Without limiting the effect of the immediately preceding paragraph, our opinions are subject to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding is brought;

and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and we express no opinion as to (i) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (ii) the waiver of rights or defenses contained in the indenture or any supplement thereto; (iii) any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy; (iv) any provision excusing a party for liability for its own acts; (v) any provision authorizing a party to act in its sole discretion; (vi) any provision requiring waivers or amendments to be made only in writing; (vii) any provision concerning choice of forum or consent to the jurisdiction of courts, venue of actions or means of service of process; (viii) any provision purporting to reconstitute the terms thereof as necessary to avoid a claim or defense of usury; (ix) any provision purporting to provide a waiver of legal rights related to guarantees; (x) any provision permitting; upon acceleration of the Debt Securities; collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon and (xi) the severability, if invalid, of provisions to the foregoing effect.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA PIPER US LLP